FOR:          STAGE STORES, INC.

                                  APPROVED BY:  James A. Marcum
                                                Executive Vice President,
                                                Chief Financial Officer
                                                Stage Stores, Inc.
                                                (800) 579-2302

                                  CONTACT: Naomi Rosenfeld/Valerie Martinez Media Contact:
                                                Stacy Berns/Jeff Siegel
                                                Morgen-Walke Associates
                                                (212) 850-5600

FOR IMMEDIATE RELEASE

           STAGE STORES, INC. ANNOUNCES IMPROVED THIRD QUARTER RESULTS
   --PRO FORMA THIRD QUARTER EARNINGS INCREASE TO $0.09 FROM $0.06 LAST YEAR--

        Houston, TX, November 25, 1996--Stage Stores, Inc. (Nasdaq: STGE) today announced results for the third quarter and nine months ended November 2, 1996.

        For the third quarter of fiscal 1996, the Company reported a net loss, before extraordinary charges, of $265,000, or $ 0.02 per share, compared to a net loss of $899,000, or $ 0.07 per share, for the comparable quarter last year. On a pro forma basis, net earnings for the third quarter of 1996 increased 40% to $2.1 million, or $0.09 per share, compared to $1.5 million, or $0.06 per share for the same period in 1995. Net sales for the third quarter increased 14.7% to $182.6 million, compared to $159.2 million for the third quarter of fiscal 1995. On a comparable reporting calendar, sales increased 2.7% for the third quarter ended November 2, 1996.

        For the nine months ended November 2, 1996, net income before extraordinary charges increased 83.3% to $3.3 million, or $0.24 per share, compared to $1.8 million, or $ 0.14 per share, in the comparable period last year. On a pro forma basis, net earnings on a year-to-date basis were $10.7 million, or $ 0.45 per share, compared to $8.4 million, or $ 0.36 per share, in the comparable 1995 period. The Company reported a net loss, after the extraordinary item, of $12.5 million, or $0.95 per share. Net sales for the recently completed nine months increased 15.9% to $528.5 million, compared to $456.1 million last year. Same store sales increased 4.4% in the year-to-date period.

        During the third quarter, the Company completed its initial public offering and used the net proceeds to retire its 12 3/4% senior discount debentures and other short-term borrowings. As a result,

                                     -more-

Page - 2


the Company recorded an extraordinary charge of $15.8 million. Pro forma financial results assume the offering had been completed at the beginning of the respective periods and exclude extraordinary and non-recurring charges.

        Carl Tooker, President and Chief Executive Officer, commented, " We are very pleased with our third quarter results and are happy to report that our operating margin remains among the highest in the industry. We believe that our broad assortment of brand name merchandise will make our stores a strong draw for holiday shoppers, and look forward to reporting our continued progress when we release holiday sales results in January."

        Mr. Tooker continued, "The success of our recent initial public offering will allow us to continue pursuing our growth strategy and help fuel our expansion. As of today, we have added 69 new stores this year on top of 68 new stores last year, and are operating 324 stores in 20 states. We continue to open stores in under-served markets throughout the central United States where we believe our department store atmosphere and service is allowing us to carve a key competitive niche."

        The company also announced today that it successfully negotiated the closure of 9 stores. The majority of these stores are the remnants of the Fashion Bar store chain acquired in 1992. At the end of 1994, the company decided to close the Fashion Bar stores, once favorable lease settlement terms could be reached. The settlements negotiated for these stores will allow the company to exit these stores with no negative impact on earnings. As a group, these stores were experiencing annual operating losses; therefore, the closure of these stores should be accretive to operating income in future years despite the lost sales volume.

        Stage Stores, Inc. operates 324 department stores in 20 states across the central United States under the names Stage, Bealls and Palais Royal. Located primarily in towns and small cities, the stores emphasize brand names in men's, women's and children's merchandise and apparel.

                               (Tables to Follow)

                               STAGE STORES, INC.
                 CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                                   (unaudited)
                    (in thousands, except earnings per share)

                                  For The Three Months Ended   For The Nine Months Ended
                                    -----------------------    -------------------------
                                     11/2/96      10/28/95       11/2/96      10/28/95
                                    ---------     ---------     ---------     ---------
Sales ...........................   $ 182,562     $ 159,161     $ 528,489     $ 456,092
Cost of sales ...................     126,354       110,502       363,577       314,595
                                    ---------     ---------     ---------     ---------
Gross profit ....................      56,208        48,659       164,912       141,497

Selling, general &
  administrative expenses .......      43,071        37,759       121,504       103,512
Store opening & closure costs ...         795         1,176         1,096         2,352
                                    ---------     ---------     ---------     ---------
Operating income ................      12,342         9,724        42,312        35,633
Interest, net ...................      12,795        11,215        36,849        32,580
                                    ---------     ---------     ---------     ---------
Income (loss) before income tax &
  extraordinary item ............        (453)       (1,491)        5,463         3,053
Income tax expense (benefit) ....        (188)         (592)        2,208         1,293
                                    ---------     ---------     ---------     ---------
Income (loss) before
  extraordinary item ............        (265)         (899)        3,255         1,760
Extraordinary item - early
  extinguishment of debt ........     (15,806)         --         (15,806)         --
                                    ---------     ---------     ---------     ---------
Net income (loss) ...............   $ (16,071)    $    (899)    $ (12,551)    $   1,760

EARNINGS (LOSS) PER COMMON
  SHARE DATA:
Earnings (loss) per common
  share before extraordinary
  item ..........................   $   (0.02)    $   (0.07)    $    0.24     $    0.14
Extraordinary item - early
  extinguishment of debt ........       (1.12)         --           (1.19)         --
                                    ---------     ---------     ---------     ---------
Earnings (loss) per common
  share after extraordinary
  item ..........................   $   (1.14)    $   (0.07)    $   (0.95)    $    0.14
                                    ---------     ---------     ---------     ---------

Weighted average common
  shares outstanding ............      14,091        12,715        13,231        12,712
                                    ---------     ---------     ---------     ---------


Pro forma income statement data:
  Income (loss) before
    extraordinary item ..........   $    (265)    $    (899)    $   3,255     $   1,760
  Interest savings ..............       3,842         3,758        11,725        10,777
  Amortization of debt issue
    costs .......................         105           116           326           328
  Management fee ................         125           125           375           375
  Income tax ....................      (1,690)       (1,588)       (5,022)       (4,862)
                                    ---------     ---------     ---------     ---------
  Pro forma net income (loss)* ..   $   2,117     $   1,512     $  10,659     $   8,378
                                    ---------     ---------     ---------     ---------

  Pro forma net income (loss)
    per share* ..................   $    0.09     $    0.06     $    0.45     $    0.36

  Pro forma weighted average
    shares* .....................      23,882        23,465        23,882        23,462

Comparable store sales data:
  Fiscal basis ..................         0.1%          2.7%          4.4%          2.5%
  Calendar basis ................         2.7%         --             3.7%         --

* Pro forma data assumes the initial public offering and related transactions occurred at the beginning of the periods presented and are not indicative of the results of operations for any future period.

                               STAGE STORES, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEET
                                   (unaudited)
                                 (in thousands)

                                       NOVEMBER 2, FEBRUARY 3,  OCTOBER 28,
                                          1996        1996          1995
                                        ---------   ---------    ---------

ASSETS
Cash .................................  $  16,443   $  20,273    $  10,397
Accounts receivable ..................     59,802      65,740       46,719
Inventories ..........................    214,965     150,032      180,663
Other current assets .................     26,119      24,457       25,207
                                        ---------   ---------    ---------
     Total current assets ............    317,329     260,502      262,986

Fixed assets, net ....................    111,088      93,118       90,756
Goodwill, net ........................     47,141      30,876       30,768
Other assets .........................     26,128      27,837       26,585
                                        ---------   ---------    ---------
                                        $ 501,686   $ 412,333    $ 411,095
                                        =========   =========    =========


LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable .....................  $  72,186   $  41,494    $  63,258
Other current liabilities ............     29,043      48,900       38,066
                                        ---------   ---------    ---------
 Total current liabilities ...........    101,131      90,394      101,324

Long-term debt .......................    300,824     380,039      376,525
Other long-term liabilities ..........     18,238      14,214       12,467
                                        ---------   ---------    ---------
        Total liabilities ............    420,193     484,647      490,316
                                        ---------   ---------    ---------

Stockholders' equity .................     81,395     (72,314)     (79,221)
                                        ---------   ---------    ---------
                                        $ 501,686   $ 412,333    $ 411,095
                                        =========   =========    =========

                               STAGE STORES, INC.
                 CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
                                   (unaudited)
                                 (in thousands)

                                                             NINE MONTHS ENDED
                                                        -----------------------
                                                         11/2/96       10/28/95
                                                        ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income .........................................    $ (12,551)    $   1,760
Adjustments to net income:
     Depreciation & amortization ...................       10,029         8,982
     Other .........................................       23,352        (2,713)
     Debt issue costs & accretion of discount ......       12,610        11,670
     Changes in working capital ....................      (39,114)      (30,564)
                                                        ---------     ---------
     Net cash used in operating activities .........       (5,674)      (10,865)
                                                        ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions .......................................      (28,151)         --
Additions to fixed assets ..........................      (22,899)      (22,819)
Other ..............................................         --            (100)
                                                        ---------     ---------
     Cash used in investing activities .............      (51,050)      (22,919)
                                                        ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from:
     Common stock ..................................      166,170            39
     Long-term debt ................................     (110,526)       16,343
Additions to debt issue costs ......................       (2,750)         (794)
                                                        ---------     ---------
     Net cash provided by financing activities .....       52,894        15,588
                                                        ---------     ---------
     Net decrease in cash & cash equivalents .......       (3,830)      (18,196)
Cash:
     Beginning of period ...........................       20,273        28,593
                                                        ---------     ---------
     End of period .................................    $  16,443     $  10,397
                                                        =========     =========

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